UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

TRISTAR WELLNESS SOLUTIONS, INC
(Exact name of registrant as specified in its charter)

Nevada	000-29981	91-2027724
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Saugatuck Ave. Westport CT 06880
(Address of principal executive offices) (zip code)

(203) 226-4449
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

We are filing this amended Form 8-K/A in order to correct certain information in Michael Wax’s biography. Other than these corrections, this amendment does not otherwise change or update the disclosures set forth in our Current Report on Form 8-K as originally filed.

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Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1. On February 10, 2015, Mr. John R. Linderman resigned his positions as our Chief Executive Officer, President and as a member of our Board of Directors. Mr. Linderman did not hold any positions on any Board committees at the time of his resignation. We are not aware of any disagreements Mr. Linderman had with us required to be disclosed under this Item. We will (i) provide Mr. Linderman with a copy of this disclosure in Item 5.02 the same day we file this Form 8-K with the Commission; and (ii) provide Mr. Linderman with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether he agrees with the statements made by us in response to this Item 5.02 and, if not, stating the respects in which he does not agree; and (iii) file any letter received by us from Mr. Linderman with the Commission as an exhibit by an amendment to this Form 8-K within two business days after receipt by us.

2. On February 13, 2015, our Board of Directors appointed Mr. Michael Wax, our current Chief Development Officer and a member of our Board of Directors, to the position of interim Chief Executive Officer (our Principal Executive Officer). Mr. Wax is not related to any of our current officers or directors by family or marriage. Our Board of Directors will be conducting a search for a permanent Chief Executive Officer and we plan to hire a permanent Chief Executive Officer as soon as possible.

Michael Wax is our interim President & CEO.  He is also President & CEO of HemCon Medical Technologies, Inc., our wholly-owned subsidiary. Mr. Wax led the buyout of HemCon in May, 2013.  As one of our founders he helped design the roll-up strategy of healthcare assets which includes purchasing HemCon while acting as our Chief Development Officer.  He began his professional career in New York City at CBS Inc. as a key member of a small team of international strategic planning executives responsible for acquiring, divesting and operating international divisions; while there he participated in numerous multinational transactions across a wide array of businesses in the communications industry. He then joined American Express and continued his trans-Atlantic business development career with specific responsibilities for coordinating administration and operational tasks with acquisitions and divestments. His entrepreneurial career began in the greater Boston area by founding Wax & Company and Avatar Securities Corporation, a boutique investment banking concern focused on mid-cap transactions primarily concentrating on medical technology companies. Mr. Wax was the firm’s listed principle with this SEC registered broker/dealer firm. Michael personally held FINRA security licenses Series 27, Financial & Operations Principal, Series 24, General Security Principal, and Series 7 & 63, General Security Representative. Avatar provided equity and debt capital formation, strategic consulting and mergers and acquisition transaction services as well as valuations and fairness opinions. The firm provided financial services and consulting to public and private medical technology companies.  In 1996, Mr. Wax moved from Boston to Bend, Oregon and co-founded DesChutes Medical Products, Inc., where as President and CEO he guided the company from the patent formation stage, through commercial product launch and to complete divestment. During his tenure at DesChutes he successfully initiated an international distribution strategy as well as introducing OTC products to the domestic retail markets. Numerous RX products were developed and harvested. In early 2009 DesChutes was sold to Jarden Corporation (JAH:NYSE).  Mr. Wax holds a graduate degree from the University of Chicago. He has been a founding board member and Chairman of Oregon State University, Cascades Campus and sat on the strategic planning board of St. Charles Medical Center in Bend, Oregon for the past three years. He currently lives in Portland, Oregon.

Mr. Wax does not own any shares of common stock but owns warrants to purchase 550,000 shares of our common stock at $1.00 per share. Currently, Mr. Wax is not compensated for his services as a member of our Board of Directors.

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3. On February 13, 2015, our Board of Directors appointed Mr. Harry Pond to serve on our Board of Directors to fill the vacancy left by Mr. Linderman’s resignation. Mr. Pond will serve as a Director until the next annual meeting and his successor is duly elected and qualified, or until his earlier resignation or removal.

Harry Pond is a member of our Board of Directors. From 2005 to present, Mr. Pond has served as Managing Director of Rockland Group, LLC, which is a real estate development company active in the Houston, Texas real estate market. From 2008 to present, Mr. Pond has served as a senior business executive for Rockland Insurance Agency, Inc. In this position he is actively involved with the management of loss prevention, marketing, and recruiting to ensure the company’s profitability and productivity. From 1979 to present, Mr. Pond has owned and operated The Harry Pond Insurance Agency, a company that he is currently in the process of merging with Rockland Insurance Agency, Inc. Mr. Pond also serves on the Board of Directors of InterCore, Inc. (ICOR), a company currently quoted on OTC Markets. Mr. Pond received his BS in mathematics and education from Texas State University.

4. On February 12, 2015, Mr. James (Jamie) H. Barickman resigned his positions as our Chief Marketing Officer and as a member of our Board of Directors. Mr. Barickman did not hold any positions on any Board committees at the time of his resignation. We are not aware of any disagreements Mr. Barickman had with us required to be disclosed under this Item. We will (i) provide Mr. Barickman with a copy of this disclosure in Item 5.02 the same day we file this Form 8-K with the Commission; and (ii) provide Mr. Barickman with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether he agrees with the statements made by us in response to this Item 5.02 and, if not, stating the respects in which he does not agree; and (iii) file any letter received by us from Mr. Barickman with the Commission as an exhibit by an amendment to this Form 8-K within two business days after receipt by us.

5. In connection with the management changes at TriStar Wellness Solutions, Inc., we have also appointed key personnel at our subsidiary, HemCon Medical Technologies, Inc., to support completing the transition to exclusively focus the company’s resources on marketing and sales, new product development and technological innovations, best of class regulatory and quality systems. HemCon has successfully completed their physical move to new facilities in downtown Portland, Oregon and transferred all manufacturing to U.S. based world class outsourcing partners. As part of these new appointments, Simon McCarthy, formerly the Chief Scientific Officer at HemCon, has been promoted to the new position of Science and Technology Fellow at HemCon, Stuart Sands, currently HemCon’s Chief Financial Officer has also been appointed to the position of Chief Operating Officer, Dr. Brian Clare, Senior Scientist at HemCon has been promoted to Vice President of Innovation, and Dr. Maire Ni Beilliu, has been promoted to Vice President of Regulatory Affairs & Quality Systems.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Employment Agreement with Michael Wax.

99.1	Press release dated February 17, 2015 issued by TriStar Wellness Solutions, Inc. announcing management changes at HemCon Medical Technologies, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriStar Wellness Solutions, Inc.
a Nevada corporation

Date: February 17, 2015	By:	/s/ Michael Wax
Michael Wax
	Its:	Interim Chief Executive Officer

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